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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24345) pertaining to the Warrant of Hakeem Olajuwan, Registration Statement (Form S-8 No. 333-24343) pertaining to the Option to Akin Olajuwan, Registration Statement (Form S-8 No. 333-24399) pertaining to the Warrant to Tim Connolly, Registration Statement (Form S-8 No. 333-24397) pertaining to the Option to Jesse Marion, Registration Statement (Form S-8 No. 333-24395) pertaining to the Warrant to Jan Carson Connolly, Registration Statement (Form S-8 No. 333-24393) pertaining to the Warrant to H. Russell Douglas, Registration Statement (Form S-8 No. 333-24391) pertaining to the Compensation Agreement of Thomas C. Pritchard, Registration Statement (Form S-8 No. 333-44191) pertaining to the Applied Voice Recognition, Inc. 1997 Incentive Plan, the Registration Statements (Form S-3 333-72115 and Form S-3 333-44053) and Registration Statement (Form S-8 No. 333-31040) pertaining to the First Amended and Restated Employment Agreement (Timothy J. Connolly), First Amended and Restated Employment Agreement (Milton A. Spiegelhauer), and First Amended and Restated Employment Agreement (Robin P. Ritchie) of our report dated March 27, 1999, with respect to the financial statements of Applied Voice Recognition, Inc. for the year ended December 31, 1998 included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.

                                        ERNST & YOUNG LLP

Houston, Texas
March 30, 2000